Exhibit 99.1

NEWS
CONTACT:
DresnerAllenCaron
Rene Caron (investors)
(949) 474-4300
rene@allencaron.com

EMRISE REVISES RECORD DATE TO JULY 7, 2015

WOODBRIDGE,NJ – December 9, 2015 – EMRISE CORPORATION (formerly traded on OTCQB under the symbol EMRI) (“EMRISE” or the “Company”), today announced that it has revised the previously announced record date for its initial liquidating distribution in the amount of $0.75 per share of common stock from July 1, 2015 to July 7, 2015. The effective date for payment of the distribution on December 1, 2015 remains unchanged.